SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 12, 2004

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Signatures

Item 5. Other Events

     On January 12, 2004, Nevada Power Company (“NPC”) received the consent of the holders of its 8.5% Series Z First Mortgage Bonds to amend the dividend restriction contained in Section 8.13 of NPC’s Indenture of Mortgage, dated as of October 1, 1953, between NPC and Deutsche Bank Trust Company Americas (the “First Mortgage Indenture”). Section 8.13 of the First Mortgage Indenture limits the cumulative amount of dividends and other distributions that NPC may pay on its capital stock to the cumulative net earnings of NPC since 1953, subject to adjustments for the net proceeds of sales of capital stock since 1953. Currently, NPC is precluded from making payments of dividends to Sierra Pacific Resources (“Resources”), NPC’s parent, under this dividend restriction. The amendment to the First Mortgage Indenture will (1) change the starting point for the measurement of cumulative net earnings available for the payment of dividends on NPC’s capital stock from March 31, 1953 to July 28, 1999 (the date of NPC’s merger with Resources), and (2) permit NPC to include in its calculation of proceeds available for dividends and other distributions the capital contributions made to NPC by Resources.

     Prior to receiving the consent of the holders of its Series Z First Mortgage Bonds, NPC had obtained the consent of the holders of each of the other series of its First Mortgage Bonds entitled to independently consent with respect to the proposed amendment to the First Mortgage Indenture. The amendment to the First Mortgage Indenture will become effective upon the satisfaction of certain procedural requirements under NPC’s First Mortgage Indenture and other applicable financing agreements. NPC’s other existing dividend restrictions (see NPC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 and NPC’s Current Report on Form 8-K dated December 17, 2003) will continue to apply after the amendment to the First Mortgage Indenture.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

None

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: January 13, 2004	By:	/s/ Michael W. Yackira
Michael W. Yackira
Executive Vice President and Chief
Financial Officer

Nevada Power Company (Registrant)

Date: January 13, 2004	By:	/s/ Michael W. Yackira
Michael W. Yackira
Executive Vice President and Chief
Financial Officer